SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 DATAKEY, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                  DATAKEY, INC.

                            -----------------------

                            NOTICE OF ANNUAL MEETING
                           to be held on May 31, 2000

                            -----------------------



TO THE SHAREHOLDERS OF DATAKEY, INC.:

         The Annual Meeting of the Shareholders of Datakey, Inc., a Minnesota corporation (the "Company"), will be held on Wednesday, May 31, 2000, at 3:30 p.m., Minneapolis time, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

         1.       To set the number of directors to be elected at five (5).

         2. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         3. To approve an amendment to the Company's Articles of Incorporation, including an increase in the authorized shares from 12,500,000 to 30,000,000.

         4. To approve an increase in the number of shares reserved under the Company's 1997 Stock Option Plan from 800,000 to 1,100,000 shares.

         5. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 2000.

         6. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on April 4, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Annual Report for the year ended December 31, 1999 also accompanies this Notice.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy with the reply envelope provided.

                                    By Order of the Board of Directors,


                                    Thomas R. King
                                    Secretary
Burnsville, Minnesota
Dated:  April __, 2000


        PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                  DATAKEY, INC.

                            -------------------------

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                           to be held on May 31, 2000
                            -------------------------


                                  INTRODUCTION


         Your proxy is solicited by the Board of Directors of Datakey, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 31, 2000, at 3:30 p.m., at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

         The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed therein. Proxies which are signed by shareholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         The mailing address of the offices of the Company is 407 West Travelers Trail, Burnsville, Minnesota 55337. The Company expects that the Notice of Annual Meeting, Proxy Statement, form of proxy, and Annual Report to Shareholders will first be mailed to shareholders on or about April __, 2000.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof are shareholders of record at the close of business on April 4, 2000. Persons who are not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 4, 2000, there were 8,024,379 shares of common stock, par value $.05 per share, and 150,000 shares of convertible preferred stock issued and outstanding. The holders of common stock and convertible preferred stock are entitled to one vote for each share held and may vote on each matter to be voted upon at the Annual Meeting. Holders of the capital stock are not entitled to cumulate their votes for the election of directors.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of the Company's common stock and convertible preferred stock beneficially owned by (i) each director and nominee for election to the Board of Directors of the Company; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) to the best of the Company's knowledge, all beneficial owners of more than 5% of the outstanding shares of each class of the Company's stock as of April 4, 2000. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.


                                    Common Stock(2)           Convertible
    Name (and Address                                         Preferred Stock
    of 5% Owners) or                             Percent               Percent
    Identity of Group(1)          Shares         of Class     Shares   of Class
    --------------------       ----------       ---------   ---------  --------
    Carl P. Boecher              107,500 (3)      1.3%        --         --
    Gary R. Holland               60,700 (4)        *         --         --
    Terrence W. Glarner           24,600 (5)        *         --         --
    Thomas R. King                20,950 (6)        *         --         --
    Eugene W. Courtney            30,000 (7)        *         --         --
    Alan G. Shuler                70,267 (8)        *         --         --
    Michael L. Sorensen           46,600 (9)        *         --         --
    Norwest Equity Partners V    640,516 (10)     7.8%      150,000     100%
    Perkins Capital            1,660,204 (11)    19.6%        --         --
     Management, Inc.
    Raymond A. Lipkin            681,000 (12)     8.2%        --         --
    David B. Johnson             484,632 (13)     5.9%
    All Directors and            387,264 (14)     4.6%        --         --
     Executive Officers as
     a Group (9 persons)
---------------------------
  *      Less than 1% of the outstanding shares of common stock.

(1) The addresses of the more than 5% holders are: Norwest Equity Partners V - Norwest Center, Sixth & Marquette, Minneapolis, MN 55479; Perkins Capital Management, Inc. - 730 East Lake Street, Wayzata, MN 55391-1769; Raymond A. Lipkin - 161 Ferndale Avenue S., Wayzata, MN 55391; and David B. Johnson - 5500 Wayzata Boulevard, Suite 800, Minneapolis, MN 55416.

(2) Under the rules of the Securities and Exchange Commission, shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group.

(3) Includes 91,500 shares which may be purchased by Mr. Boecher upon exercise of currently exercisable options.

(4) Includes 60,000 shares which may be purchased by Mr. Holland upon exercise of currently exercisable options and 700 shares held by Mr. Holland's wife as custodian for their daughter.

(5) Includes 20,000 shares which may be purchased by Mr. Glarner upon exercise of currently exercisable options.

(6) Includes 10,000 shares which may be purchased by Mr. King upon exercise of currently exercisable options.

(7) Includes 5,000 shares owned jointly by Mr. Courtney and his spouse and 25,000 shares which may be purchased by Mr. Courtney upon exercise of currently exercisable options.

(8) Includes 53,267 shares which may be purchased by Mr. Shuler upon exercise of currently exercisable options.

(9) Includes 38,600 shares which may be purchased by Mr. Sorensen upon exercise of currently exercisable options.

(10) Includes 150,000 shares which may be purchased by Norwest Equity Partners V ("Norwest Equity"), a limited partnership, upon conversion of convertible preferred stock. Norwest Equity has sole voting and investment power over the shares it holds; Itasca Partners V, L.L.P. ("Itasca") is the general partner of Norwest Equity, and Daniel J. Haggerty, John E. Lindahl and George J. Still Jr. are the general partners of Itasca, all of whom may be deemed to beneficially own the shares held by Norwest Equity. The Company has relied on information contained in a Schedule 13D filed by Norwest Equity, Itasca and Messrs. Haggerty, Lindahl and Still with the Securities and Exchange Commission on April 11, 1997.

(11) Represents shares, including 464,207 shares which may be purchased upon currently exercisable warrants, held for clients of Perkins Capital Management, Inc. ("Perkins"). Perkins has sole power to dispose or direct the disposition of all of the shares. Perkins has sole power to vote or direct the vote for 391,997 of the shares and has no power to vote or direct the vote of the remaining shares. The Company has relied on information contained in a Schedule 13G Amendment dated January 31, 2000 on file with the Securities and Exchange Commission and updated information received from Perkins.

(12) Includes 256,000 shares which may be purchased by Mr. Lipkin upon exercise of currently exercisable warrants and 10,000 shares held by Mr. Lipkin's daughter, which shares Mr. Lipkin has dispositive power and shared voting power. The Company has relied on information contained in a Schedule 13G Amendment dated as of February 11, 2000 on file with the Securities and Exchange Commission and other information known by the Company.

(13) Includes (i) 25,905 shares which may be purchased by Mr. Johnson upon exercise of currently exercisable warrants; (ii) 200,000 shares held by the David B. Johnson Foundation, of which 100,000 shares may be purchased upon exercise of a currently exercisable warrant; (iii) 80,000 shares held by Mr. Johnson's wife, of which 40,000 shares may be purchased upon exercise of a currently exercisable warrant; and (iv) 62,772 shares held by Miller, Johnson & Kuehn, Incorporated, of which 26,072 shares may be purchased upon exercise of currently exercisable warrants. Mr. Johnson is a principal of Miller, Johnson & Kuehn.

(14) Includes 321,014 shares which may be purchased by the current executive officers and directors upon exercise of currently exercisable options and warrants.


                DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

         The Bylaws of the Company provide that the number of directors to be elected for the ensuing year shall be determined by the shareholders at each meeting. The Board of Directors recommends that the number of directors to be elected at the 2000 Annual Meeting be set at five (5).

         Subject to approval by the shareholders of that recommendation, five
(5) directors will be elected at the Annual Meeting, each to serve until the next annual meeting of shareholders and until a successor has been elected and qualified.

         All of the nominees are members of the present Board of Directors. In connection with the Company's November 1, 1995 agreement with Mr. Holland for consulting services, the Board agreed to appoint Mr. Holland to the Board, which agreement was terminated in June 1997.

         Pursuant to the terms of a stock purchase agreement, Norwest Equity Partners V ("Norwest Equity") has the right to designate an individual for one directorship on the Company's Board of Directors. As of the date of this proxy statement, Norwest Equity has not advised the Company that it intends to designate an individual as a nominee for election as a director at the 2000 Annual Meeting.

         If, prior to the Annual Meeting, it should become known to the Board of Directors that any one of the following individuals will be unable or unwilling to serve as a director after the Annual Meeting, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors. Alternatively, the proxies may, at the discretion of the Board of Directors, be voted for such fewer number of nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

         Under applicable Minnesota law, approval of the proposals to set the number of directors at five (5) and to elect the nominees to the Board of Directors requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

            Names, Principal Occupations for the Past Five Years and Selected Other Information Concerning Nominees for Directors

                                                                     Director
Name                   Principal Occupation                           Since               Age
----                   --------------------                          -------              ---
Carl P. Boecher        President and Chief Executive Officer of         1997              57
                       the Company
Gary R. Holland        President and Chief Executive Officer of         1995              58
                       Fargo Electronics, Inc.
Terrence W. Glarner    President of West Concord Ventures, Inc.         1992              57
Thomas R. King         Shareholder of Fredrikson & Byron, P.A.,         1980              59
                       Attorneys at Law
Eugene W. Courtney     Chief Executive Officer of RSI Systems,          1995              64
                       Inc.

         Mr. Boecher has served as President and Chief Executive Officer of the Company since December 1996. Mr. Boecher served as Vice President of Marketing and Sales of the Company from January 1995 until December 1996. From May 1990 to November 1994, Mr. Boecher served as Senior Vice President and Executive Director of Business Development of DRS Military Systems, a division of Diagnostic/Retrieval Systems in Oakland, New Jersey, a supplier of high technology optical, data storage, processing and display and simulation/stimulation systems and products. From 1971 to 1990, Mr. Boecher served in several marketing positions with the Defense Systems Division of Unisys Corporation, a supplier of data processing systems, products and services, in St. Paul, Minnesota, most recently holding the position of Executive Director, Product Marketing.

         Mr. Holland currently serves as President and Chief Executive Officer of Fargo Electronics, Inc., a company that manufactures photo card equipment and products and provides related services, which company he joined in June 1997 as General Manager. In addition, Mr. Holland has provided consulting services as President of Decision Processes International of Minnesota, Inc. since February 1996 and as the Managing Partner of Holland & Associates since June 1992. From 1982 until 1992, Mr. Holland was President and Chief Executive Officer of DataCard Corporation, a manufacturer of credit card equipment, products and services. Mr. Holland has served as Chairman of the Company's Board of Directors since November 1995. Mr. Holland also serves as a director of Check Technology Corporation and Fargo Electronics, Inc.

         Mr. Glarner has served as President of West Concord Ventures, Inc., a venture capital firm, since February 1993. Mr. Glarner also serves as a consultant to Norwest Venture Capital Management, Inc., an entity affiliated with Norwest Growth Fund, Inc. From 1976 to January 1993, he was employed by North Star Ventures, Inc., serving as President from February 1988 to January 1993. Prior to 1976, Mr. Glarner was Vice President of Dain Bosworth (n/k/a Dain Rauscher). Mr. Glarner also serves as a director of FSI International, Inc., Aetrium, Inc., CIMA Labs Inc. and Premis Corporation.

         Mr. King has been engaged in the private practice of law in Minneapolis, Minnesota since 1965. He is a shareholder of the law firm of Fredrikson & Byron, P.A., which serves as general counsel to the Company. Mr. King has served as Secretary to the Company since 1980. Mr. King also serves as a director of Sunrise Resources, Inc., a company which provides lease financing for capital equipment.

         Mr. Courtney has served as Chief Executive Officer of RSI Systems, Inc., a company that designs, manufactures and distributes videoconferencing systems, since October 1999. From December 1998 until October 1999, Mr. Courtney provided independent consulting services. Mr. Courtney served as Chief Executive Officer of HEI, Inc., a company which designs and manufactures microelectronics, from 1990 until December 1998. Mr. Courtney also served as HEI's President from 1990 to July 1998, and he served as HEI's Executive Vice President from 1988 to 1990.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The names and ages of all the Company's executive officers and the position each holds are listed below.

Name                      Position                                      Age
------------              ---------------------------------             ---
Carl P. Boecher           President and Chief Executive Officer         57
Alan G. Shuler            Vice President and Chief Financial Officer    53
Michael L. Sorensen       Vice President and General Manager,           54
                          Electronic Products
Timothy L. Russell        Vice President and General Manager,           39
                          Information Security Solutions
Colleen M. Kulhanek       Vice President of Corporate Marketing         34

         See "Election of Directors" (Proposal #2) for Carl P. Boecher's biography.

         Alan G. Shuler has served as Vice President and Chief Financial Officer of the Company since June 1992. From August 1991 to May 1992, Mr. Shuler served as Vice President and Chief Financial Officer of Astrocom Corporation, a St. Paul, Minnesota manufacturer of data communication equipment. From January 1988 through December 1990, Mr. Shuler was Senior Vice President and Chief Financial Officer of FSI International, Inc., a Chaska, Minnesota manufacturer of semiconductor equipment.

         Michael L. Sorensen has served as Vice President and General Manager, Electronic Products since November 1997. Mr. Sorensen joined the Company in April 1997 as Vice President of Operations. From February 1995 to March 1997, Mr. Sorensen served as Vice President of Operations for Despatch Industries, a custom oven and furnace company, prior to which he provided consulting services to Despatch, beginning in October 1994. From April 1992 to September 1994, Mr. Sorensen was the Plant Manager of J. B. Martin Company, Inc., a manufacturer of three-dimensional fabrics located in Leesville, South Carolina. Prior to April 1992, Mr. Sorensen served in various engineering and operations positions with United Engineers and Constructors, Inc., BASF Structural Materials, Inc., Celanese Corporation, Abbott Laboratories and Corning Glass Works.

         Timothy L. Russell has served as Vice President and General Manager, Information Security Solutions, of the Company since August 1999. From August 1994 to August 1999, Mr. Russell served in various senior management positions, most recently as Vice President, Channel Sales, for Secure Computing Corporation, an information security company. Prior to 1994, Mr. Russell held various management and software engineering positions at Ceridian/Control Data.

         Colleen M. Kulhanek has served as Vice President of Corporate Marketing of the Company since April 2000. Ms. Kulhanek joined the Company in April 1999 as Director of Marketing. From June 1997 to April 1999, Ms. Kulhanek was Marketing Manager with LSC, Inc., a storage management software developer. From January 1996 to June 1997, Ms. Kulhanek was Marketing Manager with Secure Computing Corporation.


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Based on the Company's review of copies of forms filed with the Securities and Exchange Commission or written representations from certain reporting persons that no Forms 5 were required for those persons, in compliance with Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during fiscal year 1999, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements.


                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held six meetings during 1999 and took action by unanimous written consent twice during 1999. No director attended less than 75% of the meetings of the Board and any committee of which the director was a member. The Company does not have a nominating committee. The Company has two standing committees, an Audit Committee and a Compensation and Stock Option Committee, which was formed on January 27, 1999 by combining the Compensation Committee and Stock Option Committee into one committee.

         The members of the Audit Committee are Terrence W. Glarner, Thomas R. King, Eugene W. Courtney and Gary R. Holland. The Audit Committee recommends to the Board of Directors the selection of independent accountants as well as the internal accounting controls of the Company. The Audit Committee met once during 1999.

         The members of the Compensation and Stock Option Committee are Terrence
W. Glarner, Thomas R. King, Eugene W. Courtney and Gary R. Holland. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate and administers the Company's stock option plans. The Compensation and Stock Option Committee met twice during 1999.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during each of the Company's last three fiscal years to the Chief Executive Officer during fiscal 1999 and to the other executive officers whose total annual salary and bonus paid or accrued during fiscal year 1999 exceeded $100,000.


                                                                                 Long Term Compensation
                                                                          ------------------------------------
                                         Annual Compensation               Awards                    Payouts
                                   -----------------------------------    ------------------------------------
                                                                          Restricted                   LTIP       All Other
Name and Principal         Fiscal                                           Stock                     Payouts   Compensation
       Position            Year    Salary ($)   Bonus ($)    Other ($)    Awards ($)     Options        ($)        ($)(1)
-------------------------  -----   ----------   ---------    ---------    ----------     -------     ---------  ------------

Carl P. Boecher             1999    133,893       9,180       1,780(1)        --         65,000        --           3,869(2)
  President and Chief       1998    130,426         --        1,796           --         65,000        --           3,069
  Executive Officer         1997    120,637         --        1,656           --         15,000        --           2,698

Alan G. Shuler              1999    112,046       3,469       1,551(1)        --         30,000        --           2,218(2)
  Vice President and        1998    110,228         --        1,352           --         30,000        --           2,805
Chief                       1997    101,364         --        1,261           --         10,000        --           2,586
  Financial Officer

Michael L. Sorensen         1999    109,177       3,791       1,867(1)        --         30,000        --           3,950(2)
  Vice President and        1998    106,269         --        1,945           --         30,000        --           2,616
  General Manager,          1997     62,307         --          476           --         50,000        --             722
  Electronic Products

------------------------------

(1)      Represents reimbursement for taxes on supplemental benefits.

(2) Represents term insurance premium paid by the Company and 401(K) plan matching contributions.

Option Grants During 1999 Fiscal Year

         The following table provides information regarding stock options granted during fiscal 1999 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                                                         Percent of Total
                                Number of Shares        Options Granted to       Exercise or
                               Underlying Options           Employees          Base Price Per
Name                                 Granted              in Fiscal Year          Share (1)       Expiration Date
----                         -----------------------   --------------------       ---------       ---------------

Carl P. Boecher                    15,000 (2)                   5.2%                 $2.75           02/15/09
                                   50,000 (3)                  17.3%                 $1.50           12/01/09
Alan G. Shuler                     10,000 (2)                   3.5%                 $2.75           02/15/09
                                   20,000 (4)                   6.9%                 $1.50           12/01/09
Michael L. Sorensen                10,000 (2)                   3.5%                 $2.75           02/15/09
                                   20,000 (4)                   6.9%                 $1.50           12/01/09
------------------

(1) The exercise price is equal to the fair market value of the common stock on the date of grant.

(2) The option was granted on February 16, 1999 and will become exercisable in full on February 16, 2004, subject to acceleration if certain targets are met.

(3) The option was granted on December 2, 1999 and will become exercisable to the extent of 16,667 shares on each of December 2, 2000 and December 2, 2001 and 16,666 shares on December 2, 2002.

(4) The option was granted on December 2, 1999 and will become exercisable to the extent of 6,667 shares on each of December 2, 2000 and December 2, 2001 and 6,666 shares on December 2, 2002.

Option Exercises During 1999 Fiscal Year and Fiscal Year-End Option Values

         The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 1999 and the number and value of options at December 31, 1999. The Company has no outstanding stock appreciation rights.

                                                                                                  Value of
                                                                    Number of                    Unexercised
                                                                   Unexercised                  In-the-Money
                                                                    Options at                   Options at
                                  Shares                        December 31, 1999             December 31, 1999
                                 Acquired        Value             Exercisable/                 Exercisable/
Name                           on Exercise     Realized           Unexercisable               Unexercisable(1)
-----------------             ------------    ----------      ---------------------         ---------------------
Carl P. Boecher                     --              --          91,50 exercisable            $4,700 exercisable
                                                              128,500 unexercisable         $93,790 unexercisable

Alan G. Shuler                      --            --            71,600 exercisable             $0 exercisable
                                                               63,400 unexercisable         $40,020 unexercisable

Michael L. Sorensen                 --            --            30,600 exercisable             $0 exercisable
                                                               79,400 unexercisable         $62,528 unexercisable


(1) Value is calculated on the basis of the difference between the option exercise price and $3.188, the closing sale price for the Company's common stock at December 31, 1999 as quoted on the Nasdaq SmallCap Market, multiplied by the number of shares underlying the option.

Compensation of Directors

         Directors' Fees. The Chairman of the Board, Mr. Holland, currently receives a $7,500 annual retainer, and all other independent Board members receive a $2,500 annual retainer. Each independent Board member also receives $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting.

         Stock Option Grants to Non-Employee Directors. The 1997 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Upon initial election, a Non-Employee Director receives an automatic grant of a nonqualified option to purchase 15,000 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such election, which option becomes exercisable to the extent of 3,000 shares immediately and on each of the first four anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an immediately exercisable nonqualified option to purchase 2,500 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such re-election or shareholder meeting. No director shall receive more than one option to purchase 2,500 shares pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions shall expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

Employment Contracts and Termination of Employment Arrangements

         The Company entered into a one-year employment agreement dated January 1, 1999 with Carl P. Boecher, the Company's President and Chief Executive Officer. The agreement automatically renews for successive one-year terms unless terminated by either party. The agreement has been automatically renewed for a current one-year term with an annual base salary of $150,000. The agreement provides for the payment of a monthly car allowance, and Mr. Boecher currently receives $600 per month. The agreement does not provide for a bonus, but Mr. Boecher is eligible to participate in the Company's Management Incentive Plan. The agreement may be terminated with or without cause by either the Company or Mr. Boecher 30 days prior to the end of a term. If Mr. Boecher's employment is terminated (i) by the Company without cause or by nonrenewal of the agreement,
(ii) by death or (iii) by disability, he is entitled to a severance payment equal to his base monthly salary for 12 months and to continued medical and dental coverage during such period. If Mr. Boecher is terminated or resigns within 12 months of a change of control of the Company, he will receive his base monthly compensation and medical and dental coverage for 24 months. Mr. Boecher has agreed not to compete with the Company for a period of one year after termination of his employment if terminated without cause or upon failure to renew, and for two years if terminated for cause or voluntary resignation or within 12 months of a change of control of the Company.

         The Company entered into a one-year employment agreement effective as of January 1, 1999 with Alan G. Shuler, the Company's Vice President and
Chief Financial Officer. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party. The agreement has been automatically renewed for a current one-year term with a $122,500 annual base salary. The agreement provides for the payment of a monthly car allowance, and Mr. Shuler currently receives $500. The agreement does not provide for a bonus; however, Mr. Shuler is eligible to participate in the Company's Management Incentive Plan. The agreement may be terminated with or without cause by either the Company or Mr. Shuler 30 days prior to the end of a term. If Mr. Shuler's employment is terminated by the Company without cause or upon failure to renew, he is entitled to his monthly base salary for six months. If Mr. Shuler's employment is terminated within 12 months of a change of control, or if he resigns within 12 months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Shuler shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in 12 monthly installments, and medical and dental coverage at the Company's subsidized rates. Mr. Shuler has agreed not to compete with the Company during his employment and during the time in which he is paid severance pursuant to the agreement and for six months after termination if terminated without cause or upon failure to renew.

         The Company entered into a one-year employment agreement effective as of January 1, 1999 with Michael L. Sorensen, the Company's Vice President and General Manager, Electronic Products. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party. The agreement has been automatically renewed for a current one-year term with a $120,000 annual base salary. The agreement provides for the payment of a monthly car allowance, and Mr. Sorensen currently receives $500. The agreement does not provide for a bonus; however, Mr. Sorensen is eligible to participate in the Company's Management Incentive Plan. The agreement may be terminated with or without cause by either the Company or Mr. Sorensen 30 days prior to the end of a term. If Mr. Sorensen's employment is terminated by the Company without cause or upon failure to renew, he is entitled to his monthly base salary for six months. If Mr. Sorensen's employment is terminated within 12 months of a change of control, or if he resigns within 12 months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Sorensen shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in 12 monthly installments, and medical and dental coverage at the Company's subsidized rates. Mr. Sorensen has agreed not to compete with the Company during his employment and during the time in which he is paid severance pursuant to the agreement and for six months after termination if terminated without cause or upon failure to renew.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                  (Proposal #3)

         On March 28, 2000, the Board of Directors unanimously approved an amendment to the Company's Articles of Incorporation to (i) eliminate all references in the Articles to Series A preferred stock and (ii) increase the authorized shares from 12,500,000, consisting of 11,000,000 common, 400,000 convertible preferred, 150,000 Series A preferred and 950,000 undesignated shares, to 30,000,000, consisting of 20,000,000 common, 400,000 convertible preferred and 9,600,000 undesignated shares (the "Amendment").

         As of April 4, 2000, 8,024,379 shares of common stock were issued and outstanding, and 2,975,621 shares of common stock were authorized but unissued. Approximately 3,189,856 shares have been reserved for issuance pursuant to the Company's employee benefit plans, including the increased shares for the Company's 1997 Stock Option Plan in Proposal #4 below, 85,000 shares for the Company's 1994 Consultant Stock Option Plan, 85,000 shares for outstanding warrants and 150,000 shares for conversion of the outstanding convertible preferred shares.

         As of April 4, 2000, 150,000 of the 400,000 shares of convertible preferred were issued and outstanding and none of the 150,000 authorized shares of Series A preferred stock was outstanding. All previously issued shares of Series A preferred stock have been converted into shares of common stock.

         The Board desires to increase the number of authorized shares to provide sufficient shares for the increase of shares under the Company's 1997 Stock Option Plan as set forth in Proposal #4 below; to give the Board flexibility to declare stock dividends or stock splits at such times as the Board may deem appropriate; to give the Board flexibility to make acquisitions using stock; to adopt additional employee benefit plans or further increase the shares available under existing plans; to raise equity capital or to use the additional shares for other general corporate purposes. Other than the shares currently reserved for issuance as described above, the Board has not authorized the issuance of any additional shares, and there are no current agreements or commitments for the issuance of any additional shares.

         The Company's Articles of Incorporation permit the Board to establish from the undesignated shares, by resolution adopted and filed with the Secretary of State in the manner provided by law, one or more classes or series and to fix the relative rights and preferences of each such class or series, including the establishment of additional shares of Common Stock. These shares are available for issuance by the Board at such times and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

         In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the Company's Articles of Incorporation permit the Board to authorize the issuance of a series of stock with rights and preferences which could impede the completion of such a transaction. The Board will have the authority, for example, to adopt a shareholder rights plan or "poison pill" without additional shareholder approval. The Board has the authority to issue shares to purchasers who would support the Board in opposing a hostile takeover bid. The Board does not intend to issue any shares except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders.

         Shareholders of the Company have no preemptive rights with respect the common stock of the Company. If this proposed Amendment is adopted, the additional authorized shares of common stock will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, except where shareholder approval is required by law, regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans. Although an increase in the authorized shares could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Company is not proposing the increase in authorized shares in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

Vote Required

         The Board of Directors recommends that the shareholders approve the Amendment to the Articles. Under applicable Minnesota law and the Company's Articles of Incorporation, approval of the Amendment as set forth above requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                 APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
               RESERVED UNDER THE COMPANY'S 1997 STOCK OPTION PLAN
                                  (Proposal #4)

General

         On March 28, 2000, the Board of Directors amended the Company's 1997 Stock Option Plan (the "1997 Plan") to increase the shares reserved for issuance under the 1997 Plan from 800,000 to 1,100,000 shares. As of April 4, 2000, the Company had outstanding incentive and nonqualified options for the purchase of an aggregate of 702,248 shares of the Company's common stock with an average exercise price of $2.95 per share granted under the Company's 1997 Plan. Options to purchase 18,500 shares under the 1997 Plan have been exercised as of April 4, 2000. The increase of shares under the 1997 Plan is necessary to provide sufficient shares for future options. In addition, as of April 4, 2000 there were outstanding options to purchase an aggregate of 239,001 shares with a range of exercise prices of $3.00 to $7.25 under the Company's 1987 Stock Option Plan and 35,000 shares at $3.625 under the 1994 Consultant Stock Option Plan. The Board believes that granting fairly-priced stock options to employees and directors is an effective means to promote the future growth and development of the Company. Such options, among other things, increase employees' and directors' proprietary interest in the Company's success and enables the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of increasing the number of shares reserved under the 1997 Plan from 800,000 to 1,100,000 shares.

Summary of 1997 Stock Option Plan

         A general description of the basic features of the 1997 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which may be obtained without charge upon written request to Alan G. Shuler, the Company's Chief Financial Officer.

         Purpose. The purpose of the 1997 Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers and employees of the Company and consultants and advisors to the Company, upon whose efforts the success of the Company will depend to a large degree.

         Term. Incentive stock options may be granted pursuant to the 1997 Plan during a period of ten (10) years from the date the 1997 Plan was adopted by the Board of Directors (until February 27, 2007), and nonqualified stock options may be granted until the 1997 Plan is discontinued or terminated by the Board of Directors.

         Administration. With the exception of the stock options automatically issued to Non-Employee Directors as described below, the 1997 Plan is administered by the Board of Directors or the Stock Option Committee of the Board of Directors, all of the members of which are "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934 (collectively referred to as the "Administrator"). The 1997 Plan gives broad powers to the Administrator to administer and interpret the 1997 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         Eligibility. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 1997 Plan. All employees, officers and directors of and consultants and advisors to the Company or any subsidiary are eligible to receive nonqualified stock options. As of April 4, 2000, the Company had approximately 53 employees, of which five are officers, and five directors who are not employees.

         Options. When an option is granted under the 1997 Plan, the Administrator, at its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option set by the Administrator may not be less than 100% of the fair market value of the Company's Common Stock, as that term is defined in the 1997 Plan. Unless otherwise determined by the Administrator, the exercise price of a nonqualified stock option will not be less than 100% of the fair market value on the date of grant; provided, however, that the exercise price may not be less than 85% of the fair market value on the date of grant. The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. Generally, an incentive stock option may not be exercisable more than ten (10) years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then "fair market value" as defined in the 1997 Plan. Each option granted under the 1997 Plan is generally nontransferable during the lifetime of the optionee; however, the Administrator may, in its sole discretion, permit the transfer of a nonqualified stock option to immediate family members or to certain family trusts or family partnerships.

         Generally, under the form of option agreement which the Administrator is currently using for options granted under the 1997 Plan, if the optionee's affiliation with the Company terminates before expiration of the option for reasons other than death or disability, the optionee has a right to exercise the option for three months after termination of such affiliation or until the option's original expiration date, whichever is earlier. If the termination is because of death or disability, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death or disability, whichever is earlier. The Administrator may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the 1997 Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         Change of Control. In the event that (i) the Company is acquired through the sale of substantially all of its assets or through a merger or other transaction (a "Transaction"), (ii) after the effective date of the 1997 Plan a person or entity becomes the holder of 30% or more the Company's outstanding common stock, or (iii) individuals who constituted the Board on the effective date of the 1997 Plan ceased for any reason thereafter to constitute at least a majority of the Board of Directors (with exceptions for individuals who are nominated by the current Board of Directors), all outstanding options will become immediately exercisable in full and will remain exercisable during the remaining terms of such outstanding options, whether or not the participants to whom the options have been granted remain employees of the Company or a subsidiary. The acceleration of the exercisability of outstanding options may be limited, however, if the acquiring party seeks to account for a Transaction on a "pooling of interests" basis which would be precluded if such options are accelerated. The Board may also take certain additional actions, such as terminating the 1997 Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allowing exercise of the options for stock of the succeeding company.

         Automatic Grants to Non-Employee Directors. The 1997 Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each Non-Employee Director who is elected for the first time as a director shall automatically be granted a nonqualified option to purchase 15,000 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of the Non-Employee Director's initial election, which option is exercisable to the extent of 3,000 shares immediately and on each of the first four anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an immediately exercisable nonqualified option to purchase 2,500 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such re-election or shareholder meeting. No director shall receive more than one option to purchase 2,500 shares pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions shall expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

         Amendment. The Board of Directors may from time to time suspend or discontinue the 1997 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee, except as authorized in the event of a sale, merger, consolidation or liquidation of the Company. The 1997 Plan may not be amended in any manner that will cause incentive stock options to fail to meet the requirements of Code Section 422, and may not be amended in any manner that will: (i) materially increase the number of shares subject to the 1997 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (ii) change the designation of the class of employees eligible to receive options; (iii) decrease the price at which options will be granted; or (iv) materially increase the benefits accruing to optionees under the 1997 Plan, without the approval of the shareholders, if such approval is required to comply with Code Section 422 or the requirements of Section 16(b) of the Act.

         The Board of Directors will equitably adjust the maximum number of shares of Common Stock reserved for issuance under the 1997 Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration. Generally, the Board of Directors may also provide for the protection of optionees in the event of a merger, liquidation or reorganization of the Company.

         Federal Income Tax Consequences of the 1997 Plan. Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the 1997 Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising such options.

         Incentive stock options granted pursuant to the 1997 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

         Plan Benefits. Because future grants of stock options are subject to the discretion of the Administrator, the future benefits under the 1997 Plan cannot be determined at this time, except for the automatic grants to Non-Employee Directors as set forth above. The table below shows the total number of shares underlying stock options that have been granted under the 1997 Plan as of April 4, 2000 to the named executive officers and the groups set forth.

                                                       Shares of Common Stock
Name and Position/Group                             Underlying Options Received
------------------------------------------          ---------------------------
Carl P. Boecher                                                 145,000
  President and Chief Executive Officer

Alan G. Shuler                                                   70,000
  Vice President and Chief Financial Officer

Michael L. Sorensen                                             110,000
  Vice President and General Manager,
  Electronic Products

Current Executive Officers                                      405,980
  as a Group (5 persons)

Current Directors who are not                                    30,000
  Executive Officers as a Group (4 persons)

Current Employees who are not                                   284,768
  Executive Officers or Directors
  as a Group (48 persons)
-------------------

         Vote Required. The Board of Directors recommends that the shareholders approve the increase of shares under the 1997 Plan from 800,000 to 1,100,000 shares. Under applicable Minnesota law, approval of the increase of shares under the 1997 Plan requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                  (Proposal #5)

         The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the Company for the year ending December 31, 2000. McGladrey & Pullen, LLP has served as independent auditors for the Company since 1980. McGladrey & Pullen, LLP provided services in connection with the audit of the financial statements of the Company for the year ended December 31, 1999, assistance with the Company's Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and quarterly reports filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.

         Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of shareholders intended to be presented at the annual meeting in the year 2001 must be submitted to the Company in appropriate written form on or before ______________, 2000 to be included in the Company's Proxy Statement and related Proxy for the 2001 meeting. Shareholder proposals intended to be presented at the annual meeting in 2001 but not be included in the proxy materials sent to shareholders will not be considered timely unless received by the Company on or before March __, 2001.

                                 OTHER BUSINESS

         Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS AT THE COMPANY'S PRINCIPAL ADDRESS.

                       By Order of the Board of Directors


                                                     Thomas R. King
                                                     Secretary
April __, 2000

                                  DATAKEY, INC.
                                 --------------

                                      PROXY
                   for Annual Meeting to be held May 31, 2000
                                 --------------

The undersigned hereby appoints Carl P. Boecher and Alan G. Shuler, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of voting stock of Datakey, Inc. registered in the name of the undersigned at the 2000 Annual Meeting of Shareholders of the Company to be held at the Radisson Plaza Hotel, 35 S. 7th Street, Minneapolis, Minnesota, at 3:30 p.m., on Wednesday, May 31, 2000, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Annual Meeting.

      The Board of Directors recommends that you vote "FOR" each proposal.

1.       Set the number of directors at five (5).

         [ ] FOR                    [ ] AGAINST             [ ] ABSTAIN

2.       Elect Directors.  Nominees:  Carl P. Boecher,  Gary R. Holland,
                                      Terrence W. Glarner,  Thomas R. King
                                      and  Eugene W. Courtney

         [ ]FOR all nominees listed above     [ ] WITHHOLD AUTHORITY to vote
            (except those whose names have        for all nominees listed above.
            been written on the line below)


                 ----------------------------------------------

3. Approve amendment to Articles of Incorporation, including an increase of authorized shares from 12,500,000 to 30,000,000.

         [ ] FOR                    [ ] AGAINST             [ ] ABSTAIN

4. Approve increase of shares under the 1997 Stock Option Plan from 800,000 to 1,100,000.

         [ ] FOR                    [ ] AGAINST             [ ] ABSTAIN

5. Ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 2000.

         [ ] FOR                    [ ] AGAINST             [ ] ABSTAIN

6. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Date: ____________________, 2000    _________________________________________


                                    _________________________________________
                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

                                  DATAKEY, INC.

                             1997 STOCK OPTION PLAN

                         (AS AMENDED ON MARCH 28, 2000)


                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section 1(a) "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         (b) The "Company" shall mean Datakey, Inc., a Minnesota corporation.

         (c) "Fair Market Value" shall mean (i) if such stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of the date the option is granted, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

         (d) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Non-Employee Director" shall mean members of the Board who are not employees of the Company or any subsidiary.

         (f) "Option Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 13) reserved for options pursuant to this Plan.

         (g) The "Optionee" means an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9; a consultant or advisor to or director (including a Non-Employee Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10; or a Non-Employee Director to whom a nonqualified stock option has been granted pursuant to Section 11.

         (h) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

         (i) The "Plan" means the Datakey, Inc. 1997 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

         (j) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.


                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, and through the granting of "nonqualified stock options" pursuant to Sections 10 and 11 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors. Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if shareholder approval is not obtained within such twelve-month period.

                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in
Section 2.

                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time (collectively referred to as the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors (including Non-Employee Directors), consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction; and, provided further, that Non-Employee Directors will be granted options pursuant to Section 11 hereof without further action by the Administrator. The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary to whom incentive stock options shall be granted under this Plan. The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants. In designating participants, the Administrator shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.


                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. One Million One Hundred Thousand (1,100,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.


                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in
Section 3. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board. Any incentive stock option granted during such ten-year period and any nonqualified stock option granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option as specified in the written stock option agreement and shall remain subject to the terms and conditions of this Plan.


                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, Common Stock of the Company valued at such Stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the option granted to the Optionee or upon any exercise of the option by the Optionee.

         With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.


                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

         (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

         The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Other Provisions. The Option Agreement authorized under this
         Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option.

         (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement. The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Withholding. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 10 shall contain such other provisions as the Administrator shall deem advisable.


                                   SECTION 11.

                  GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS

         (a) Upon Joining Board. Each Non-Employee Director of the Company whose initial election or appointment to the Board of Directors occurs on or after the date this Plan is approved by the Company's shareholders shall, as of the date of such election, automatically be granted an option to purchase 15,000 shares of the Common Stock at an option price per share equal to 100% of the Fair Market Value of the Common Stock on such date. Options granted pursuant to this subsection (a) shall be immediately exercisable to the extent of 3,000 shares subject to such option and to the extent of an additional 3,000 shares on each of the first, second, third and fourth anniversaries of the date of grant.

         (b) Upon Re-election to Board. Each Non-Employee Director who, on and after the date this Plan is approved by the Company's shareholders, is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an option to purchase 2,500 shares of the Common Stock at an option price per share equal to 100% of the Fair Market Value of the Common Stock on the date of such re-election or shareholder meeting. Options granted pursuant to this subsection (b) shall be immediately exercisable in full.

         (c) General. No director shall receive more than one option pursuant to subsection (b) of this Section 11 in any one fiscal year. All options granted pursuant to this Section 11 shall be designated as nonqualified options and shall be subject to the same terms and provisions as are then in effect with respect to granting of nonqualified options to officers and employees of the Company, including Section 13 of the Plan, except that the option shall expire on the earlier of (i) three months after the Optionee ceases to be a director (except by death) and
         (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this Section 11 may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

                                   SECTION 12.

                               TRANSFER OF OPTION

         No incentive stock option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any incentive stock option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

         The Administrator may, in its sole discretion, permit the Optionee to transfer any or all nonqualified stock options to any member of the Optionee's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.


                                   SECTION 13.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                 OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         Unless otherwise provided in the stock option agreement, in the event of

         (i) an acquisition of the Company by a corporation, partnership, trust or other entity not controlled by the Company through
                  (A) the sale of substantially all of the Company's assets and the consequent discontinuance of its business or (B) through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (collectively referred to as a "transaction"), or

         (ii) a change of control such that (A) any individual, partnership, trust or other entity becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors of the Company, or (B) individuals who constitute the Board of Directors of the Company on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors of the Company on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (B) considered as though such person were a member of the Board of Directors of the Company on the effective date of the Plan (collectively referred to as a "change of control"), all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction or change of control; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate. In addition to the foregoing, in the event of such a transaction or change of control, the Board may provide for one or more of the following:

         (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

         (b) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

         (c) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 13 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                                   SECTION 14.

                            SECURITIES LAW COMPLIANCE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (i) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

         As a further condition to the grant of any incentive or nonqualified stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

         (a) In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any incentive or nonqualified stock option granted to Optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

         (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any incentive or nonqualified stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

         (c) In the event of a transaction (as defined in Section 13 of the Plan) which is treated as a "pooling of interests" under generally accepted accounting principles, Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Optionee is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Optionee will execute any documents necessary to ensure compliance with such rules.

         The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 14.


                                   SECTION 15.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).


                                   SECTION 16.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 13, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 13 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

                                   SECTION 17.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.